                                                                     EXHIBIT 2.1



                 CONSENT AND VOTING AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            NABORS INDUSTRIES, INC.,

                           NABORS ACQUISITION CORP. 96

                                       and

                         ADCOR-NICKLOS DRILLING COMPANY

                                     and the

                     STOCKHOLDERS AND OPTION HOLDERS THEREOF
                       LISTED ON THE SIGNATURE PAGE HERETO












                          Dated as of December 20, 1996

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
ARTICLE I     THE MERGER.....................................................................2
     SECTION 1.01.  The Merger...............................................................2
     SECTION 1.02.  Effective Time...........................................................2
     SECTION 1.03.  Effect of the Merger.....................................................2
     SECTION 1.04.  Certificate of Incorporation; By-Laws....................................2
     SECTION 1.05.  Directors and Officers...................................................2

ARTICLE II    CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.............................3
     SECTION 2.01.  Conversion of Securities.................................................3
     SECTION 2.02.  Exchange of Certificates.................................................4
     SECTION 2.03.  Stock Transfer Books.....................................................6
     SECTION 2.04.  Dissenting Shares........................................................6
     SECTION 2.05.  Stock Options; Payment Rights............................................6

ARTICLE II A  VOTING RIGHTS AND PROXY........................................................7
     SECTION 2.01A. Consent and Voting Agreement.............................................7
     SECTION 2.02A. Grant of Proxy...........................................................7

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................8
     SECTION 3.01.  Organization and Qualification; Subsidiaries.............................8
     SECTION 3.02.  Certificate of Incorporation and By-Laws.................................8
     SECTION 3.03.  Capitalization...........................................................8
     SECTION 3.04.  Authority................................................................9
     SECTION 3.05.  No Conflict; Required Filings and Consent................................9
     SECTION 3.06.  Permits; Compliance.....................................................10
     SECTION 3.07.  Financial Statements....................................................10
     SECTION 3.08.  No Undisclosed Liabilities..............................................11
     SECTION 3.09.  Absence of Certain Changes or Events....................................11
     SECTION 3.10.  Absence of Litigation...................................................11
     SECTION 3.11.  Vote Required...........................................................12
     SECTION 3.12.  Brokers.................................................................12
     SECTION 3.13.  Company Action..........................................................12
     SECTION 3.14.  Tax Matters.............................................................12
     SECTION 3.15.  Real Property...........................................................13
     SECTION 3.16.  Intellectual Property...................................................15
     SECTION 3.17.  Tangible Assets.........................................................17
     SECTION 3.18.  Drill Pipe and Drill Collars............................................17
     SECTION 3.19.  Contracts...............................................................17
     SECTION 3.20.  Notes and Accounts Receivable...........................................18
     SECTION 3.21.  Powers of Attorney......................................................19
     SECTION 3.22.  Insurance...............................................................19
     SECTION 3.23.  Employees...............................................................20


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



     SECTION 3.24.  Employee Benefits.......................................................20
     SECTION 3.25.  Guaranties..............................................................20
     SECTION 3.26.  Environment, Health & Safety............................................21
     SECTION 3.27.  Certain Business Relationships with the Company.........................21
     SECTION 3.28.  Delivery of Information.................................................21
     SECTION 3.29   Limitation on Representations and Warranties............................21

ARTICLE III A REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER
              AND OPTIONHOLDER..............................................................22
     SECTION 3.01A. Authorization of Transaction............................................22
     SECTION 3.02A. Noncontravention........................................................22
     SECTION 3.03A. Brokers' Fees...........................................................22
     SECTION 3.04A. Company Shares..........................................................23
     SECTION 3.05A. Accredited Investor.....................................................23
     SECTION 3.06A. Investment Intention....................................................23
     SECTION 3.07A. Receipt of Information..................................................23

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF PARENT AND PARENT SUB.......................23
     SECTION 4.01.  Organization and Qualification..........................................24
     SECTION 4.02.  Certificates of Incorporation and By-Laws...............................24
     SECTION 4.03.  Parent Common Stock; Capitalization.....................................24
     SECTION 4.04.  Authority...............................................................24
     SECTION 4.05.  No Conflict; Required Filings and Consents..............................24
     SECTION 4.06.  Limitation on Representations and Warranties............................25
     SECTION 4.07.  Reports; Financial Statements...........................................25
     SECTION 4.08.  Absence of Certain Changes or Events....................................26
     SECTION 4.09.  Ownership of Parent Sub; No Prior Activities............................26
     SECTION 4.10.  Brokers.................................................................26
     SECTION 4.11.  Absence of Litigation...................................................26
     SECTION 4.12.  Tax Matters.............................................................27

ARTICLE V     COVENANTS.....................................................................27
     SECTION 5.01.  Affirmative Covenants of the Company....................................27
     SECTION 5.02.  Negative Covenants of the Company.......................................27
     SECTION 5.03.  Negative Covenants of Parent............................................29
     SECTION 5.04.  Access and Information..................................................30
     SECTION 5.05.  Escrow Agreement........................................................30

ARTICLE VI    ADDITIONAL AGREEMENTS.........................................................31
     SECTION 6.01.  Appropriate Action; Consents; Filings...................................31
     SECTION 6.02.  Tax Treatment; Pooling of Interests; Affiliates.........................31
     SECTION 6.03.  Public Announcements....................................................32
     SECTION 6.04.  Obligations of Parent Sub...............................................32
     SECTION 6.05.  Employee Matters........................................................32


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
     SECTION 6.06.  Registration Rights.....................................................32
     SECTION 6.07.  Delivery of SEC Filing..................................................35
     SECTION 6.08.  Termination of Stockholders' Agreement..................................35
     SECTION 6.09.  Best Efforts............................................................35
     SECTION 6.10.  Indemnification of Directors and Officers...............................35
     SECTION 6.11.  Post Closing Balance Sheet, Adjustments and Procedures..................36

ARTICLE VII   CLOSING CONDITIONS............................................................37
     SECTION 7.01.  Conditions to Obligations of Each Party Under This Agreement............37
     SECTION 7.02.  Additional Conditions to Obligations of Parent..........................38
     SECTION 7.03.  Additional Conditions to Obligations of the Company.....................38

ARTICLE VIII  TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION............................39
     SECTION 8.01.  Termination.............................................................39
     SECTION 8.02.  Investigation...........................................................40
     SECTION 8.03.  Amendment...............................................................40
     SECTION 8.04.  Waiver..................................................................40
     SECTION 8.05.  Fees, Expenses and Other Payments.......................................40
     SECTION 8.06.  Indemnification, Hold Back and Escrow...................................40

ARTICLE IX    GENERAL PROVISIONS............................................................44
     SECTION 9.01.  Effectiveness or Representations, Warranties and Agreements.............44
     SECTION 9.02.  Notices.................................................................44
     SECTION 9.03.  Certain Definitions.....................................................45
     SECTION 9.04.  Headings................................................................51
     SECTION 9.05.  Severability............................................................51
     SECTION 9.06.  Entire Agreement........................................................52
     SECTION 9.07.  Assignment..............................................................52
     SECTION 9.08.  Parties in Interest.....................................................52
     SECTION 9.09.  Failure or Indulgence Not Waiver; Remedies Cumulative...................52
     SECTION 9.10.  Governing Law...........................................................52
     SECTION 9.11.  Jurisdiction............................................................52
     SECTION 9.12.  Counterparts............................................................52


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                    CONSENT AND VOTING AGREEMENT AND PLAN OF MERGER, dated as of
December 20, 1996 (this "Agreement"), by and among NABORS INDUSTRIES, INC., a Delaware corporation ("Parent"), NABORS ACQUISITION CORP. 96, a Delaware corporation and a wholly owned subsidiary of Parent ("Parent Sub"), ADCOR-NICKLOS DRILLING COMPANY, a Delaware corporation (the "Company"), all of the stockholders of the Company listed on the signature page hereto (the "Stockholders") and all of the holders of options to purchase stock of the Company listed on the signature page hereto (the "Optionholders").

                              W I T N E S S E T H:

                    WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), the Parent Sub will merge with and into the Company (the "Merger");

                    WHEREAS, the Board of Directors of the Company has determined that the Merger is in the best interests of the Company and the holders of Company Common Stock (as defined in Section 2.01(a)), has approved and adopted this Agreement and the transactions contemplated hereby, and has recommended approval and adoption of this Agreement by the stockholders of the Company;

                    WHEREAS, the Stockholders hold one hundred percent (100%) of the outstanding voting power of the Company, have irrevocably consented to the entering into of this Agreement and the consummation of the Merger and have irrevocably agreed to vote in favor of the Merger at a meeting of Stockholders (to the extent necessary), and such consent and agreement is an essential condition and inducement to Parent to enter into this Agreement;

                    WHEREAS, the Executive Committee of the Board of Directors of Parent has determined that the Merger is in the best interests of Parent and has approved and adopted this Agreement and the transactions contemplated hereby;

                    WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of section 368 of the Code;

                    WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests"; and

                    WHEREAS, certain capitalized terms used in this Agreement are defined in Section 9.03;

                    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

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                                    ARTICLE I

                                   THE MERGER

                    SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02), Parent Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Parent Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be Nabors Acquisition Corp. 96.

                    SECTION 1.02. Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing, or such later time as may be agreed to in writing by Parent, Parent Sub and the Company and specified in the Certificate of Merger, being the "Effective Time").

                    SECTION 1.03. Effect of the Merger. At the Effective Time the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Parent Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Parent Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

                    SECTION 1.04. Certificate of Incorporation; By-Laws. At the Effective Time, the Certificate of Incorporation of Parent Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and the By-Laws of Parent Sub shall be the By-Laws of the Surviving Corporation.

                    SECTION 1.05. Directors and Officers. The directors of Parent Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Parent Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES


                    SECTION 2.01. Conversion of Securities. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent Sub, the Company or the holders of any of the following securities: (i) each share of common stock, $.01 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time) excluding any treasury shares held by the Company, shares held by Parent and Dissenting Shares (as defined in Section 2.04), if any, shall be converted into the right to receive (the "Exchange Ratio") 118.7458 fully paid, nonassessable shares of common stock, par value $.10 per share, of Parent ("Parent Common Stock"); subject to adjustment as set forth in Section 2.01(b), Section 3.12, and Section
6.05 hereof, and subject to pro rata withholding of shares to be held in escrow pursuant to Section 5.05 hereof; (ii) the outstanding Stock Options shall be converted into the right to receive shares of Parent Common Stock as contemplated by Section 2.05; and (iii) each share of common stock of Parent Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Notwithstanding anything to the contrary, in no event shall more than 3,400,000 shares of Parent Common Stock be issued in the Merger, including all shares to be held in escrow.

                    (b) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares of a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                    (c) All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration (as defined in Section 2.02(b)). The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. Such certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates evidencing whole shares of Parent Common Stock issued in consideration therefor in accordance with the allocation procedures of this
Section 2.01 and upon the surrender of such certificates in accordance with the provisions of Section 2.02. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e).

                    (d) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                    SECTION 2.02. Exchange of Certificates.

                    (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with First Chicago Trust Company or such other bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article II through the Exchange Agent (i) certificates evidencing such number of whole shares of Parent Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock outstanding and such number of shares of Parent Common Stock issuable pursuant to Section 2.05 and (ii) cash in consideration of fractional shares as provided in Section 2.02(e) (such Parent Common Stock and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock (except that ten percent (10%) of such Parent Common Stock shall be delivered to an escrow agent, pursuant to Sections 5.05 and 8.06 hereof) and cash out of the Exchange Fund. Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

                    (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate in accordance with Section 2.01, less that holder's pro rata portion of the shares (rounded to the nearest whole share) to be held in escrow pursuant to Sections 5.05 and 8.06 hereof and (B) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) (such shares of Parent Common Stock and cash, if any, being collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock may be issued in accordance with this
Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration.

                    (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate, at which time, subject to the effect of applicable laws, there shall be issued to the holder
(i) certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, and the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions (without interest thereon), with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock. No interest shall be paid on the Merger Consideration.

                    (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of the shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                    (e) No Fractional Shares. (i) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                           (ii)  Each holder of a Certificate having a
fractional interest arising upon the conversion of such Certificate shall, at the time of surrender of the Certificate, be paid by the Exchange Agent an amount in cash equal to the value of such fractional interest based on a price per share of Parent Common Stock of $18.75.

                    (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for two years after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the Merger Consideration to which they are entitled.

                    (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any shares of Parent Common Stock, cash, or dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                    SECTION 2.03. Stock Transfer Books. On the date hereof, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent for any reason shall be converted into the Merger Consideration.

                    SECTION 2.04. Dissenting Shares. If required under Delaware Law, notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly, in writing, appraisal for such shares in accordance with Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of
Section 262 of Delaware Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 262 of Delaware Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in Section 2.02, of the certificate or certificates that formerly evidenced such shares of Company Common Stock. Any payments required to be made to the holders of any Dissenting Shares shall be funded by Parent or the Surviving Corporation.

                    SECTION 2.05. Stock Options; Payment Rights. The Parent shall issue to each Optionholder the number of shares of Parent Common Stock set forth on Schedule 2.05, subject to reduction in the corresponding amount as any adjustment to the Exchange Ratio, in full satisfaction of all of such holder's rights in respect of his or her Stock Options. Any tax withholdings in respect of such Stock Options may be borrowed by the Optionholder from the Company at an effective interest rate of 8.25% per annum, subject to the reasonable approval of the terms and conditions of such loan by Parent. Each Optionholder hereby waives and relinquishes, as of the Effective Time, any and all rights pursuant to his or her option agreement(s) concerning the purchase of shares of Company Common Stock, and acknowledges that all Stock Options owned by such Optionholder shall be automatically converted, as of the Effective Time, into the right to receive the number of shares of Parent Common Stock set forth for such Optionholder on Schedule 2.05, subject to (i) payment by such Optionholder of any tax or other withholding required by applicable law, (ii) reduction in the corresponding amount of the Exchange Ratio, and (iii) withholding of ten percent (10%) of such shares and deposit thereof in the Escrow Account. Each Optionholder agrees to not exercise his or her Stock Options, unless this Agreement has been terminated in accordance with its terms.

                                  ARTICLE II A

                            VOTING RIGHTS AND PROXY

                    SECTION 2.01A. Consent and Voting Agreement. Each Stockholder hereby irrevocably consents to the entering into of this Agreement and to the consummation of the Merger and shall contemporaneously herewith execute the written consent attached hereto as Exhibit 2.01A (the "Consent"), and, as long as this Agreement has not previously been terminated, further irrevocably agrees to vote all Company Common Stock as to which the Stockholder is entitled to vote at a meeting of the stockholders of the Company if any meeting is so held, or by written consent without a meeting as follows: (i) in favor of approval and adoption of this Agreement and the transactions contemplated hereby; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under this Agreement; (iii) against any action or agreement (other than this Agreement or the transactions contemplated by this Agreement or the termination of this Agreement in accordance with its terms), that would, directly or indirectly, impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries; (B) a sale or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (C) any change in the management or board of directors of the Company or any Competing Transaction (as hereinafter defined), except as otherwise agreed to in writing by Parent; (D) any material change in the present capitalization or dividend policy of the Company; or (E) any other material change in the Company's corporate structure or business.

                    SECTION 2.02A. Grant of Proxy. Each Stockholder hereby irrevocably appoints each of the Chief Executive Officer and the President of Parent, each with full power of substitution (such individual and his substitutes being referred to herein as the "Proxy"), as attorneys and proxies to vote all Company Common Stock on all matters referred to in Section 2.01A as to which such Stockholder is entitled to vote at a meeting of the stockholders of the Company or to which they are entitled to express consent or dissent to corporate action in writing without a meeting, in the Proxy's absolute, sole and binding discretion. Each Stockholder agrees to refrain from taking any action contrary to or in any manner inconsistent with the terms of this Agreement. Each Stockholder agrees that this grant of proxy is irrevocable and coupled with an interest and agrees that the person designated as Proxy pursuant hereto may, at any time, name any other person as his substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters. Each Stockholder hereby revokes any proxy previously granted by him or her with respect to voting his or her shares of Company Common Stock. In discharging its powers under this Agreement, the Proxy may rely upon advice of counsel to Parent, and any vote made or action taken by the Proxy in reliance upon such advice of counsel shall be deemed to have been made in good faith by the Proxy. This grant of proxy shall terminate upon the earlier of (i) one year from the date of this Agreement or (ii) the termination of this Agreement pursuant to Article VIII hereof.


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




                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    The Company hereby represents and warrants to Parent and Parent Sub as follows:

                    SECTION 3.01. Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. Schedule 3.01 contains a true and compete list of all the Company's directly or indirectly owned subsidiaries, (i) the officers and directors of each subsidiary, (ii) the jurisdiction of organization of each subsidiary, and
(iii) the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company.

                    SECTION 3.02. Certificate of Incorporation and By-Laws.
Schedule 3.02 contains (i) a list of the officers and directors of the Company and (ii) complete and correct copies of the Certificate of Incorporation and the By-Laws or the equivalent organizational documents, in each case as amended or restated, of the Company and each of the entities listed on Schedule 3.01. Neither the Company nor any of the entities listed on Schedule 3.01 is in violation of any of the provisions of its respective Certificate of Incorporation or By-Laws or equivalent organizational documents.

                    SECTION 3.03. Capitalization. (a) The authorized capital stock of the Company consists of 35,000 shares of Company Common Stock. As of October 31, 1996 (i) 27,016 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's Certificate of Incorporation or By-Laws or any agreement to which the Company is a party or bound, (ii) no shares of Company Common Stock were held in treasury of the Company and (iii) 2,429 shares of Company Common Stock were reserved for issuance in connection with the exercise of stock options granted by the Company ("Stock Options"), and there have been no changes in such numbers of shares. Schedule 3.03(a) sets forth the name and address of each holder of Company Common Stock and the number of such securities held by such holder. Each holder of Company Common Stock is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or either alone or with its purchaser representative has such knowledge and experience in financial and business matters that it is capable of evaluating merits and risks of an investment in Parent Common Stock. There are no bonds, debentures, notes or other indebtedness, issued or outstanding, having the right to vote on any matters on which the Company's stockholders may vote. As of October 31, 1996, except for the Stock Options, there are no options, warrants, calls or other rights (including registration rights), agreements, arrangements or commitments presently outstanding obligating the

Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment, and there have been no changes in such numbers. Schedule 3.03(a) (i) sets forth a true and complete list of all Stock Options, showing for each option holder the number of Stock Options held and the exercise price(s) thereof, and (ii) contains complete and correct copies of all agreements pursuant to which Stock Options have been granted.

                    (b) All the outstanding shares of capital stock, or other equity interests in, each subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and except as set forth in Schedule 3.03(b), such shares or other equity interests are owned solely by the Company free and clear of any security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever ("Encumbrances"). Except as set forth on Schedule 3.03(b), there are no options, warrants, calls or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock of, or other equity interests in, any of the subsidiaries of the Company. The Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

                    SECTION 3.04. Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including, with respect to the Merger, the approval and adoption of this Agreement by the Stockholders (who hold one hundred percent (100%) of the outstanding shares of Company Common Stock)) and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Stockholders, Parent and Parent Sub, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

                    SECTION 3.05. No Conflict; Required Filings and Consent. (a) Except as set forth in Schedule 3.05, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (i) conflict with or violate the Certificate of Incorporation or By-Laws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or subject to, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the

Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or subject to.

                    (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign ("Governmental Entities") based on laws, rules, regulations and other requirements of Governmental Entities in effect as of the date of this Agreement, except for applicable requirements, if any, of the state securities or blue sky laws ("Blue Sky Laws") and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by Delaware Law.

                    SECTION 3.06. Permits; Compliance. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action, proceeding or investigation pending or threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to the Company or any of its subsidiaries or which any of their respective properties is bound by or subject to or (b) any of the Company Permits. Since December 31, 1995, neither the Company nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

                    SECTION 3.07. Financial Statements. Schedule 3.07 contains true, correct and complete copies of (i) the audited Consolidated Balance Sheet of the Company as of December 31, 1995 (the "Balance Sheet"), and as of December 31, 1994 and 1993, and the related Consolidated Statements of Operations, Consolidated Statements of Cash Flows and Consolidated Statements of Shareholders Equity for the fiscal years then ended, and the notes and schedules thereto, together with the report thereon of Arthur Andersen & Company (collectively, the "Financial Statements") and (ii) the unaudited balance sheet of the Company as of September 30, 1996 (the "Interim Balance Sheet") and the related unaudited Consolidated Statement of Operations, Consolidated Statement of Cash Flows, and Consolidated Statement of Shareholders Equity of the Company for the nine months ended September 30, 1996, excluding any adjustments and notes which would be included in a year-end financial statement (collectively, the "Interim Financial Statements"). For purposes of this Agreement and except with respect to the representations and warranties made in this Section 3.07, references to the Balance Sheet and the Interim Balance Sheet shall not include any notes and schedules in the Financial Statements and the Interim Financial Statements, respectively. The Financial Statements and the Interim Financial Statements are attached hereto as Schedule 3.07 and have been prepared from books and records of the Company and its subsidiaries in accordance with generally accepted accounting principles applied on a basis consistent with preceding years and throughout the periods involved (except as otherwise noted therein). The Financial Statements and the Interim Financial Statements fairly present the consolidated financial condition, results of operations and changes in cash flows of the Company and its subsidiaries as at the dates thereof and for the periods indicated in the statements of earnings, operations and cash flows, except, in the case of the Interim Financial Statements, for the absence of notes thereto and subject to normal year-end adjustments. The Company has common stockholders' equity of at least $21,244,000.

                    SECTION 3.08. No Undisclosed Liabilities. Except as set forth on Schedule 3.08, there are no liabilities or other obligations of the Company or any subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise ("Liabilities"), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability, other than (a) Liabilities fully reflected or reserved against on the face of the Interim Balance Sheet as adjusted for Liabilities incurred in the Ordinary Course of Business since September 30, 1996 through the Effective Time; and (b) Liabilities under this Agreement and fees and expenses related hereto.

                    SECTION 3.09. Absence of Certain Changes or Events. Except as disclosed in Schedule 3.09, since December 31, 1995, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any damage, destruction or loss (not covered by insurance) with respect to any asset of the Company or any of its subsidiaries involving cost or loss (not covered by insurance) in excess of $25,000; (ii) any change by the Company or its subsidiaries in their accounting methods, principles or practices; (iii) except for dividends by a subsidiary of the Company paid to the Company or another subsidiary of the Company, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or the shares of stock of, or other equity interests in, any subsidiary of the Company or any redemption, purchase or other acquisition of any of the Company's securities or any of the securities of any subsidiary of the Company; or (iv) a Company Material Adverse Effect. Further, since December 31, 1995, except as previously disclosed to Parent in writing, there has not been any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other Employee Benefit Plan, or any increase in the compensation payable or to become payable to directors, officers or employees of the Company or its subsidiaries for (A) increases prior to September 30, 1996 in salaries or wages payable or to become payable in the Ordinary Course of Business and consistent with past practice, (B) bonuses payable after September 30, 1996, not to exceed $200,000 in the aggregate, and (C) termination payments agreed to by the Parent payable after September 30, 1996.

                    SECTION 3.10. Absence of Litigation. Except as set forth on
Schedule 3.10 hereto, (a) there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries, and (b) neither the Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator. In respect of the matters relating to or arising in connection with the actions set forth in Schedule 3.10, there is no fact, event, condition, circumstance or other matter which either has, or is reasonably likely to have resulted in, an event or determination having a Company Material Adverse Effect.

                    SECTION 3.11. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger. The Stockholders, by executing this Agreement, have irrevocably consented to the Merger and have irrevocably agreed to vote in favor of the Merger and have granted an irrevocable proxy to such effect. Such action by the Stockholders is sufficient to constitute stockholder approval of the Merger.

                    SECTION 3.12. Brokers. Except as set forth on Schedule 3.12, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Exchange Ratio shall be reduced to reflect the payment of such fees by the Company, assuming a price per share of Parent Common Stock of $18.75.

                    SECTION 3.13. Company Action. The Board of Directors of the Company (at a meeting duly called and held) has (a) determined that the Merger is in the best interests of the Company and its stockholders, (b) approved the Merger in accordance with the provisions of Delaware Law, and (c) recommended the approval of this Agreement and the Merger by the holders of the Company Common Stock.

                    SECTION 3.14. Tax Matters. (a) Neither the Company nor any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code. The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                    (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                    (c) There is no dispute or claim concerning any Tax Liability of the Company claimed or raised by any governmental authority.
Schedule 3.14 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after January 1, 1993, which indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since January 1, 1993.

                    (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                    (e) The Company has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Company has not made any payments, or is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (B) has no Liability for the Taxes of any Person (other than the Company) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor by contract, or otherwise.

                    (f) Schedule 3.14(f) sets forth the following information with respect to the Company as of the most recent practicable date: (A) the tax basis of the Company in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (C) the amount of any intercompany items or any deferred gain or loss allocable to the Company with respect to any intercompany transaction.

                    (g) The unpaid Taxes of the Company (A) do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) and
(B) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company in filing their Tax Returns.

                    SECTION 3.15 Real Property.

                    (a) Schedule 3.15(a) lists and describes briefly all real property that the Company owns. With respect to each such parcel of owned real property:

                           (i) the identified owner has good and marketable
title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title (indefeasible title in Texas), of the property subject thereto;

                           (ii) there are no pending or threatened condemnation
proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                           (iii) the legal description for the parcel contained
in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                           (iv) all facilities have received all approvals of
governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (v) there are no leases, subleases, licenses,
concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                           (vi) there are no outstanding options or rights of
first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                           (vii) there are no parties (other than the Company)
in possession of the parcel of real property, other than tenants under any leases disclosed in Schedule 3.15(a) who are in possession of space to which they are entitled; and

                           (viii) all facilities located on the parcel of real
property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property.

                    (b) Schedule 3.15(b) lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to the Parent correct and complete copies of the leases and subleases listed in
Schedule 3.15(b). With respect to each lease and sublease listed in Schedule 3.15(b):

                           (i) the lease or sublease is legal, valid, binding,
enforceable, and in full force and effect;

                           (ii) the lease or sublease will continue to be legal,
valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) no party to the lease or sublease is in breach
or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) no party to the lease or sublease has repudiated
any provision thereof;

                           (v) there are no disputes, oral agreements, or
forbearance programs in effect as to the lease or sublease;

                           (vi) The Company has not assigned, transferred,
conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (vii) all facilities leased or subleased thereunder
have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                           (viii) all facilities leased or subleased thereunder
are supplied with utilities and other services necessary for the operation of said facilities.

                    SECTION 3.16 Intellectual Property.

                    (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company is owned or available for use by the Company on identical terms and conditions immediately subsequent to the Effective Time. The Company has taken all reasonably necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                    (b) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Company's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

                    (c) Schedule 3.16(c) identifies each patent or registration which has been issued to the Company or any affiliate with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company or any affiliate has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company or any affiliate has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Schedule 3.16(c) also identifies each trade name or unregistered trademark used by the Company or any affiliate in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 3.16(c):

                           (i) the Company possesses all right, title, and
interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (ii) the item is not subject to any outstanding
injunction, judgment, order, decree, ruling, or charge;

                           (iii) no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (iv) the Company has never agreed to indemnify any
Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                    (d) Schedule 3.16(d) identifies each item of Intellectual Property that any third party owns and that the Company or any affiliate uses pursuant to license, sublicense, agreement, or permission, other than shrinkwrap licenses for personal computer software. The Company has delivered to the Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 3.16(d):

                           (i) the license, sublicense, agreement, or permission
covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) the license, sublicense, agreement, or
permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Time;

                           (iii) no party to the license, sublicense, agreement,
or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) no party to the license, sublicense, agreement,
or permission has repudiated any provision thereof;

                           (v) with respect to each sublicense, the
representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                           (vi) the underlying item of Intellectual Property is
not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (vii) no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (viii) the Company has not granted any sublicense or
similar right with respect to the license, sublicense, agreement, or permission.

                    SECTION 3.17. Tangible Assets. Except as set forth on
Schedule 3.17, the Company owns and has good and marketable title to the rigs, spares, drill pipes and other related equipment used in its business, including but not limited to those Assets listed on Schedule 3.17. Schedule 3.17 lists all the major components of all the active and stacked rigs and their location. Each active rig included on Schedule 3.17 has been maintained in accordance with normal industry practice, subject to normal wear and tear. The value of the drill pipes listed on Schedule 3.17 reflected on the Interim Balance Sheet is not overstated.

                    SECTION 3.18. Drill Collars. The Company owns and has good and marketable title to drill collars reflected on the Interim Balance Sheet. The value of the drill collars reflected on the Interim Balance Sheet is not overstated.

                    SECTION 3.19. Contracts. Schedule 3.19 lists the following contracts and other agreements to which the Company is a party as of the date hereof:

                    (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum or a term of more than one (1) year;

                    (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which has a term more than six months, or involves consideration in excess of $25,000.

                    (c) any partnership or joint venture agreement;

                    (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                    (e) any agreement concerning confidentiality or noncompetition;

                    (f) any agreement with any of the Stockholders and their Affiliates;

                    (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement (including any Employee Benefit Plan) for the benefit of its current or former directors, officers, and employees;

                    (h) any collective bargaining agreement;

                    (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000, or providing severance benefits;

                    (j) all drilling contracts and amendments thereto for the employment of drilling rigs as of the Effective Time;

                    (k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

                    (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

The Company has delivered to the Parent a correct and complete copy of each written agreement listed in Schedule 3.19 and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3.19. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

                    SECTION 3.20. Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on the Company's books and records and are valid receivables subject to no setoffs or counterclaims.

                    SECTION 3.21. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

                    SECTION 3.22. Insurance. Schedule 3.22 sets forth the following information with respect to each current insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage:

                    (a) the name, address, and telephone number of the agent;

                    (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                    (c) the policy number and the period of coverage;

                    (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage (including the amount that each rig listed on Schedule 3.17 has been insured for); and

                    (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy, and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule
3.22 describes any self-insurance arrangements affecting the Company.

                    SECTION 3.23. Employees. The Company has delivered to Parent a true and complete list of all employees of the Company and its subsidiaries, their positions, locations, salaries or hourly wages and severance arrangements, each as of the date hereof. The Company is not a party to or not bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. There is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

                    SECTION 3.24. Employee Benefits.

                    (a) Except as set forth on Schedule 3.24, with respect to all employees, former employees, directors and independent contractors of the Company and its subsidiaries and their dependents and beneficiaries, neither the Company, its subsidiaries nor any ERISA Affiliate presently maintains, contributes to or has any Liability under or with respect to any Employee Benefit Plan. The plans, programs and arrangements set forth on Schedule 3.24 are herein referred to as the "Company Employee Benefit Plans." Each Company Employee Benefit Plan (and each related trust, insurance contract or other funding arrangement) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, other applicable laws and governing documents and agreements. With respect to each Company Employee Benefit Plan, there has been no act or omission by the Company or any of its subsidiaries or ERISA Affiliates that would impair the right or ability of the Company or any of its subsidiaries or ERISA Affiliates to unilaterally amend in whole or part or terminate such Company Employee Benefit Plan at any time, subject to the terms of any insurance contract or other contractual arrangements with third parties, and the Company has delivered to the Buyer true and complete copies of: (i) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is no written plan document; (ii) the most recent IRS Form 5500; (iii) the most recent financial statement and, if applicable, actuarial valuation; (iv) all correspondence with the Internal Revenue Service, the Department of Labor and other governmental agencies with respect to the past three plan years other than IRS Form 5500 filings; and (v) the most recent summary plan description.

                    (b) Neither the Company nor any of its subsidiaries and none of their respective directors, officers or employees has any material Liability with respect to any Company Employee Benefit Plan for failure to comply with ERISA, the Code, any other applicable laws or any governing documents or agreements.

                    (c) No Company Employee Benefit Plan is an Employee Pension Benefit Plan, and no Company Employee Benefit Plan has any material unfunded Liability. With respect to the Company Employee Benefit Plans, all applicable contributions and premium payments for all periods ending prior to the Effective Time (including periods from the first day of the then current plan year to the Effective Time) shall be made prior to the Effective Time in accordance with past practice.

                    (d) None of the Company, any of its subsidiaries or any ERISA Affiliate maintains, maintained, contributes to, or has any Liability (including, but not limited to, current or potential withdrawal Liability) with respect to any Multiemployer Plan or Employee Pension Benefit Plan.

                    (e) With respect to all employees and former employees of the Company and its subsidiaries, none of the Company, any of its subsidiaries or any ERISA Affiliate presently maintains, contributes to or has any Liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or state continuation coverage laws. There has been no act or acts which would result in a disallowance of a deduction or the imposition of a tax pursuant to Section 4980B, or any predecessor provision, of the Code or any related regulations. No event has occurred with respect to which the Company or any of its subsidiaries or affiliates could be liable for a material tax imposed by any of Sections 4972, 4976, 4977, 4979 or 4980 of the Code, or for a material civil penalty under Section 502(c) of ERISA.

                    (f) There is no pending or to the knowledge of the Company threatened legal action, proceeding, audit, examination or investigation against or involving any Company Employee Benefit Plan maintained by the Company or any ERISA Affiliate (other than routine claims for benefits). To the knowledge of the Company there is no basis for, and there are no facts which could give rise to, any such condition, legal action, proceeding or investigation. Any bonding required with respect to the Company Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

                    SECTION 3.25. Guaranties. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

                    SECTION 3.26. Environment, Health, and Safety. (a) Except as set forth on Schedule 3.26, the Company has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                    (b) Except as set forth on Schedule 3.26, the Company has no Liability (and the Company has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                    (c) All properties owned or leased and equipment used in the business of the Company, its subsidiaries, and their respective predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

                    SECTION 3.27. Certain Business Relationships with the Company. Except as described in Schedule 3.27, none of the Stockholders and their Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Stockholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

                    SECTION 3.28. Delivery of Information. Each holder of capital stock of the Company, and each holder of Stock Options, has received a copy of the following documents relating to Parent: (i) Annual Report on Form 10-K for the year ended September 30, 1995; (ii) Quarterly Reports on Form 10-Q for the quarters ended December 30, 1995, March 31, 1996, and June 30, 1996;
(iii) Current Report on Form 8-K dated May 21, 1996; (iv) Proxy Statement relating to the 1996 Annual Meeting of Shareholders; and (v) 1996 Annual Report to Shareholders.

                    SECTION 3.29. Limitation on Representations and Warranties.
(a) Except as and to the extent expressly set forth in this Article III, included on any Schedule hereto or included in any writing delivered by the Company to Parent concurrently herewith or subsequent hereto expressly pursuant to this Agreement, the Company makes no other representation or warranty and disclaims all liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to Parent or any of its employees, agents, consultants or representatives.

                    (b) The Company makes no representation or warranty to Parent regarding the probable success or profitability of the Company.


                                 ARTICLE III A

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER
                                AND OPTIONHOLDER

                    Each Stockholder and Optionholder represents and warrants severally, but not jointly, to Parent and Parent Sub as follows:

                    SECTION 3.01A. Authorization of Transaction. Such Stockholder or Optionholder has full power and authority to execute and deliver this Agreement and the Consent and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of each Stockholder or Optionholder, enforceable in accordance with its terms and conditions. Such Stockholder or Optionholder, if a natural person, is over 21 years of age and has not had a legal representative appointed by a court of law or otherwise act in his or her behalf or with respect to any of his or her property. If such Stockholder is not a natural person: such Stockholder is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action; no other corporate or other proceeding on the part of such Stockholder is necessary to authorize this Agreement or to consummate the transactions contemplated hereby; and this Agreement has been duly delivered by such Stockholder. Such Stockholder or Optionholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

                    SECTION 3.02A. Noncontravention. Neither the execution and the delivery of this Agreement and the Consent, nor the consummation of the transactions contemplated hereby and thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Stockholder or Optionholder is subject or the certificate of incorporation and bylaws or other organizational documents of such Stockholder or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Stockholder or Optionholder is a party, by which it is bound or to which any of its assets is subject.

                    SECTION 3.03A. Brokers' Fees. Except as set forth on
Schedule 3.12, such Stockholder or Optionholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                    SECTION 3.04A. Company Shares. (a) Such Stockholder holds of record and owns beneficially the number of shares of Company Common Stock set forth next to its name on the signature page hereto, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws and the restrictions in that certain Stockholders' Agreement (as defined herein) which is to be terminated pursuant to Section 6.09), Security Interests, options, warrants, purchase rights, contracts, commitments and equities. Such Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company or any of its subsidiaries (other than this Agreement). Such Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company (other than this Agreement).

                    (b) Such Optionholder holds Stock Options for the purchase of the number of shares, and on the terms and conditions, set forth on Schedule 3.03(a), and has not pledged or granted any interest in such Stock Options to any other Person.

                    SECTION 3.05A. Accredited Investor. Such Stockholder or Optionholder, and each owner of an equity interest in such Stockholder or Optionholder, is an "accredited investor" as that term is defined in Regulation D of the Securities Act and/or such Stockholder or Optionholder or its purchaser representative is a sophisticated investor by virtue of his education, training and/or numerous prior investments made on his or her behalf or through entities which he or she, alone or with others, controls. Such Stockholder or Optionholder or its purchaser representative is knowledgeable and experienced in financial and business matters, and is capable of evaluating the merits and risks of an investment and of making an informed business decision.

                    SECTION 3.06A. Investment Intention. Such Stockholder or Optionholder presently does not intend to dispose of Parent Common Stock to be issued in the Merger (except pursuant to sales under the Shelf Registration Statement, or as otherwise permitted under the Securities Act).

                    SECTION 3.07A. Receipt of Information. Such Stockholder or Optionholder has received a copy of each of the following documents relating to
Parent: (i) Annual Report on Form 10-K for the year ended September 30, 1995;
(ii) Quarterly Reports on Form 10-Q for the quarters ended December 30, 1995, March 31, 1996, and June 30, 1996; (iii) Current Report on Form 8-K dated May 21, 1996; (iv) Proxy Statement relating to the 1996 Annual Meeting of Shareholders; and (v) the 1996 Annual Report to Shareholders.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PARENT SUB

                    Parent and Parent Sub hereby jointly and severally represent and warrant to the Company and each Stockholder that:

                    SECTION 4.01. Organization and Qualification. Each of Parent, Parent Sub and Parent's subsidiaries is a corporation, or with respect to Peak Oilfield Services Company, an Alaska partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and Parent is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

                    SECTION 4.02. Certificates of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of the Certificates of Incorporation and the By-Laws, as amended or restated, of each of Parent and Parent Sub. Neither Parent nor Parent Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

                    SECTION 4.03. Parent Common Stock; Capitalization. (a) The shares of Parent Common Stock to be issued pursuant to the Merger (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent's Certificate of Incorporation or By-Laws or any agreement to which Parent is a party or is bound and (ii) will, when sold in accordance with the Shelf Registration Statement, be registered under the Securities Act and registered or exempt from registration under applicable Blue Sky Laws, and listed on the American Stock Exchange.

                    (b) The authorized capital stock of the Parent consists of 200,000,000 shares of Parent Common Stock, 8,000,000 shares of Class B Stock, par value $.10 per share (the "Parent Class B Stock"), and 10,000,000 shares of preferred stock, par value $.10 per share (the "Parent Preferred Stock"). As of November 30, 1996 (i) 91,374,156 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Parent Class B Stock or Parent Preferred Stock were outstanding, (iii) 488,980 shares of Parent Common Stock were held in treasury of the Parent and (iv) 13,801,483 shares of Parent Common Stock were reserved for issuance pursuant to option and employee benefit plans and in connection with the exercise of outstanding warrants.

                    SECTION 4.04. Authority. Parent and Parent Sub each has all requisite corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of Parent or Parent Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Parent Sub and, assuming the due authorization, execution and delivery thereof by the Stockholders and the Company, constitutes the legal, valid and binding obligations of Parent enforceable in accordance with its terms.

                    SECTION 4.05. No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by Parent and Parent Sub does not, and the performance of this Agreement by Parent and Parent Sub will not,
(i) conflict with or violate the Certificate of

Incorporation or By-Laws, as amended or restated, of Parent, Parent Sub or any of Parent's subsidiaries, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to Parent, Parent Sub or any of Parent's subsidiaries or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on, any of the properties or assets of Parent, Parent Sub or any of Parent's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Parent Sub or any of Parent's subsidiaries is a party or by which Parent, Parent Sub or any of Parent's subsidiaries or any of their respective properties is bound by or subject to, except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances that would not have a Parent Material Adverse Effect.

                    (b) The execution and delivery of this Agreement by Parent and Parent Sub does not, and the performance of this Agreement by Parent and Parent Sub will not, require Parent or Parent Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Blue Sky Laws, the American Stock Exchange and the HSR Act and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Parent or Parent Sub from performing its obligations under this Agreement.

                    SECTION 4.06. Limitation on Representations and Warranties.
(a) Except as and to the extent expressly set forth in this Article IV, included on any Schedule hereto or included in any writing delivered by Parent to the Company concurrently herewith or subsequent hereto expressly pursuant to this Agreement, Parent makes no other representation or warranty and disclaims all liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to the Company or any of its stockholders, employees, agents, consultants or representatives.

                    (b) Parent makes no representation or warranty to the Company or its stockholders regarding the probable success or profitability of Parent.

                    SECTION 4.07. Reports; Financial Statements. (a) Since October 1, 1995, Parent and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with the SEC, including, without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), and (4) all Current Reports on Form 8-K, (collectively, the "Parent SEC Reports"). The Parent SEC Reports, including all Parent SEC Reports filed after the date of this Agreement and prior to the Effective Time were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder applicable to such Parent SEC Reports). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with, and complied or will comply as to form with, the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present or will fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of their operations and their cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.

                    SECTION 4.08. Absence of Certain Changes or Events. Except as and to the extent disclosed in the Parent SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement, since September 30, 1995, there has not been (a) a Parent Material Adverse Effect or (b) any significant change by Parent or its subsidiaries in their accounting methods, principles or practices.

                    SECTION 4.09. Ownership of Parent Sub; No Prior Activities.
(a) Parent Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the outstanding capital stock of Parent Sub is owned directly by Parent.

                    (b) Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Parent Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities or any type or kind whatsoever or entered into any agreements or arrangements with any person.

                    SECTION 4.10. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Parent Sub.

                    SECTION 4.11. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against the Parent or any of its subsidiaries or any properties or rights of the Parent or any of its subsidiaries, in respect of which there is any fact, event, condition, circumstance or other matter which either has, or is reasonably likely to have resulted in, an event or determination having a Parent Material Adverse Effect.

                    SECTION  4.12.  Tax Matters.  Neither Parent nor Parent
Sub has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

                                    ARTICLE V

                                    COVENANTS

                    SECTION 5.01. Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will and will cause its subsidiaries to: (1) (a) operate only in the Ordinary Course of Business consistent with past practices; and (b) provide to Parent a monthly statement of profit and loss and other accounting statements prepared in the Ordinary Course of Business and (2) use its best efforts to (a) preserve, in all material respects and consistent with past custom and practice, its business and properties, including its present operations, physical facilities, working conditions and relationships with Persons having significant business relations with it, including without limitation, suppliers and customers; (b) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and (c) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currency maintained.

                    SECTION 5.02. Negative Covenants of the Company. Except as expressly contemplated by this Agreement or as previously disclosed to Parent in writing or Schedule 5.02, or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, the Company will not, directly or indirectly through a subsidiary or otherwise (and the Stockholders will not and will not cause the Company to), and will not permit any of its subsidiaries to directly or indirectly, do any of the following:

                    (a) (i) increase the compensation payable to, or to become payable to, any employee, director or executive officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt, enter into, amend, modify or terminate any Employee Benefit Plan or arrangement except as may be required by applicable Law; or (iv) hire any salaried employees or pay any bonuses except bonuses of up to $200,000 in the aggregate (as previously disclosed to Parent in writing) of which $50,000 was accrued on the face of the Interim Balance Sheet.

                    (b) declare or pay any dividend on or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a subsidiary of the Company to the Company;

                    (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries capital stock or any such securities or obligations (except in connection with the exercise of outstanding Stock Options referred to in Section 3.03(a) in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its respective subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its respective subsidiaries' capital stock;

                    (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any other shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of outstanding Stock Options in accordance with their terms); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) take any action to accelerate the vesting of any of the Stock Options;

                    (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in, all or a portion of the assets of, or by any other manner, any corporation, partnership, association or other business, organization or division (other than a wholly owned subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice) which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole;

                    (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries;

                    (g) initiate, solicit or encourage (including by way of furnishing information or assistance), respond to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries to obtain a Competing Transaction, or enter into an agreement with respect to any Competing Transaction or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's subsidiaries to take any such action, and the Company shall promptly notify Parent of all relevant terms of any such inquiries and proposals received by the Company or any of its subsidiaries or by any such officer, director, investment banker, financial advisor or attorney, and if such inquiry or proposal is in writing, the Company shall deliver or cause to be delivered to Parent a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company, any of its subsidiaries or any affiliate of the Company: (i) any merger, consolidation, share exchange, business combination, or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any offer (whether cash or securities) for 25% or more of the outstanding shares of capital stock of the Company; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing;

                    (h) propose or adopt any amendments to its Certificate of Incorporation or its By-Laws;

                    (i)(A) change any of its methods of accounting in effect at December 31, 1995, or (B) make or rescind any material election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $25,000), or change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax return for the taxable year ended December 31, 1995, except, in the case of clause (A) or clause (B), as may be required by Law or generally accepted accounting principles;

                    (j) enter into any Contract outside the Ordinary Course of Business;

                    (k) create, or permit the creation of, any Lien upon any Assets outside the Ordinary Course of Business;

                    (l) enter into any employment contract or collective bargaining agreement, or modify the terms of any existing such contract or agreement;

                    (m) sell, lease, transfer or assign any Assets with a Fair Market Value of $25,000 or more, or Assets with an aggregate Fair Market Value of $100,000 or more, in each case tangible or intangible;

                    (n) make any capital expenditures other than in the Ordinary Course of Business, or make any capital expenditures in the aggregate in excess of $50,000;

                    (o) enter any new bids for daywork or footage drilling Contracts (with a term reasonably expected to be more than 120 days), or turnkey contracts without Parent's consent, which shall not be unreasonably withheld;

                    (p) amend, or renew, or enter into any Contract involving operations outside of the United States; or

                    (q) take or agree to take any action that would or is reasonably likely to result in any of Company's representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied.

                    SECTION 5.03. Negative Covenants of Parent. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, Parent will not do any of the following:

                    (a) amend any of the material terms or provisions of the Parent Common Stock;

                    (b) knowingly take any action which would result in a failure to maintain the trading of Parent Common Stock on the American Stock Exchange;

                    (c) declare or pay any dividends or other distribution (whether in cash, stock or other property) on outstanding shares of capital stock;

                    (d) take or agree to take any action that would or is reasonably likely to result in any of Parent's representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger not being satisfied; or

                    (e) agree in writing or otherwise to do any of the foregoing.

                    SECTION  5.04.  Access  and  Information.   (a) Subject to
confidentiality agreements to which the Company or any of its subsidiaries is a party, the Company shall and shall cause its subsidiaries to (i) afford to Parent and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Parent and its Representatives such information concerning its business, properties, contracts, records and personnel (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by such other party. Parent shall in good faith undertake and complete its due diligence investigation by December 24, 1996.

                    (b) Subject to confidentiality agreements to which the Parent or any of its subsidiaries is a party, the Parent shall and shall cause its subsidiaries to, for the sole purpose of performing due diligence related to the transactions contemplated herein, (i) afford to the Company and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Company Representatives") access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and its subsidiaries and to the books and records thereof and (ii) furnish promptly to the Company and the Company Representatives such information concerning its business, properties, contracts, records and personnel (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by such other party. The Company shall in good faith undertake and complete its due diligence investigation by December 24, 1996.

                    SECTION. 5.05. Escrow Agreement. At or before the Effective Time, Jack S. Blanton, Jr. (the "Shareholders' Representative"), as representative and attorney-in-fact for the Stockholders and Optionholders, Parent, and a third party, acceptable to Parent and the Shareholders' Representative, as escrow agent, shall execute and deliver the Escrow Agreement, substantially in the form of Exhibit 5.05 hereof (the "Escrow Agreement"). Each Stockholder and each Optionholder hereby authorizes and appoints the Shareholders' Representative to serve as its attorney-in-fact to execute the Escrow Agreement, and agrees to be bound by the provisions thereof.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                    SECTION 6.01. Appropriate Action; Consents; Filings. (a) The Company and Parent shall each use its best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger,
(iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) Delaware Law (including holding a stockholders meeting and/or sending notice of merger and appraisal rights) and the federal securities laws and the rules and regulations thereunder, if any, and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable Law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                    (b) (i) Each of the Company and Parent shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, its best efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Schedules contained herein, (C) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (D) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring prior to or after the Effective Time.

                           (ii)     In the event that any party shall fail to
obtain any third party consent described in subsection (b) (i) above, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                   SECTION 6.02. Tax Treatment; Pooling of Interests; Affiliates. The Company and Parent shall use their best efforts, and shall cause their Affiliates to use their best efforts to cause the Merger to qualify, and will not take any actions which would prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. The Company, Parent, the Stockholders, and the Optionholders shall, and shall cause each of their Affiliates to, use their best efforts not to take any action (regardless of whether such action would otherwise be permitted or not prohibited hereunder) that will prevent Parent from accounting for the Merger as a pooling of interests. Each Stockholder and Optionholder agrees and undertakes that from the date hereof until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published (the date on which such financial results are published shall be the "Financial Result Date"), such Stockholder or Optionholder will not sell or in any other way alter his or her risk relative to any Company Common Stock or Parent Common Stock received in the Merger (within the meaning of the Codification of Financial Reporting Policies 201.01 (reprinted in 7 Fed. Sec. L. Rep. (CCH) 72,951)). Each Stockholder and Optionholder understands that the Parent will advise it when the Financial Result Date shall have occurred. Each Stockholder and Optionholder undertakes to inform the Company and the Parent of any transactions involving Company Common Stock or Parent Common Stock that he may wish to consummate during any time prior to the Financial Result Date and will not consummate such transaction unless the Parent shall consent thereto in writing. Parent undertakes to file with the SEC on Form 8-K or to otherwise publicly release financial statements reflecting the first month of combined operations of Parent and Surviving Corporation within thirty (30) days of the end of the period reported.

                    SECTION 6.03.   Public Announcements.   Unless otherwise
required by applicable Law (and in that event only if time does not permit), Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

                    SECTION 6.04. Obligations of Parent Sub. Parent shall take all action necessary to cause Parent Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                    SECTION 6.05 Employee Matters. The Stockholders shall be responsible for (i) all severance costs relating to Jack S. Blanton, Jr. the current Chairman, President and Chief Executive Officer of the Company and (ii) one-half of all severance expenses related to Company's Houston office personnel as previously disclosed in writing to Parent who are terminated by Parent at the Effective Time ((i) and (ii) collectively referred to as the "Severance Amount"). The Surviving Corporation shall be responsible for all other severance obligations. Such responsibility of the Stockholders and Optionholders shall be taken into account by reducing the Exchange Ratio by an amount equal to (1) the quotient of (i) the Severance Amount (ii) divided by $18.75 and (2) further divided by the total number of shares of Company Common Stock outstanding immediately prior to the Merger (including shares to be issuable in respect of any outstanding Stock Options).

                   SECTION 6.06. Registration Rights. (a) Parent shall file with the SEC as soon as practicable after the Effective Time a Shelf Registration Statement on Form S-3 (or other applicable form) covering the continuous sale pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), in the manner specified therein (provided that such manner shall not include an underwritten public offering), of the shares of Parent Common Stock issued in the Merger

(the "Registration Shares"). Parent shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC no later than the Financial Result Date (as defined herein) and to remain effective until the earlier of such time as all shares of Parent Common Stock issued in the Merger are sold pursuant to the Shelf Registration Statement or two years from the Effective Time (the "Effective Period"); provided that in the event that Parent determines in good faith that, because it has under consideration a significant (as defined under Regulation S-X of the SEC) acquisition or disposition or other material transaction that has not been publicly disclosed or that it is in the process of preparing for filing with the SEC a Report on Form 8-K or other form, the Shelf Registration Statement may contain a material misstatement or omission, the Parent may cause the Shelf Registration Statement to not be used for an aggregate period not to exceed forty-five (45) days in any twelve-month period. Notwithstanding anything to the contrary, at any time that a Stockholder or Optionholder wishes to sell Registered Shares pursuant to the Shelf Registration Statement, it shall give written notice to Parent no less than one
(1) Business Day prior to the intended transaction, and Parent shall use its best efforts to advise such Stockholder or Optionholder as promptly as practicable, but in no event in more than one (1) Business Day, whether the transaction may proceed, and such Stockholder or Optionholder shall not consummate any transaction or deliver a Prospectus in the event that Parent shall so notify such Stockholder or Optionholder, which notice shall include the number of Business Days that the Shelf Registration Statement may not be used.

                   (b) Parent shall use its best efforts to cause the shares of Parent Common Stock issued in the Merger to be approved for listing on the American Stock Exchange (the "AMEX") or other national securities exchange in which Parent Common Stock is principally traded as soon as practicable after the Effective Time, but no later than the Financial Result Date. Parent will also use its best efforts to register or qualify such shares under such other securities or blue sky laws of the United States and keep such registration or qualification in effect for the Effective Period, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholders and Optionholders to have the right to sell or otherwise dispose of the Registration Shares in such jurisdictions.

                    (c) In connection with any registration of the Registration Shares pursuant to this Agreement, each Stockholder and Optionholder shall furnish the Parent with such information concerning such Stockholder or Optionholder as the Parent may reasonably request for use in the preparation of the Shelf Registration Statement or any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto ("Prospectus"), and shall cooperate fully in the preparation and filing of a Shelf Registration Statement. Each Stockholder and Optionholder hereby agrees to severally, but not jointly, indemnify Parent, its officers and directors, and each person, if any, who controls Parent within the meaning of Section 15 of the Securities Act, against any losses, claims, damages and liabilities, joint or several, to which Parent or any such officer or director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained in, or any material fact omitted from (or allegedly omitted from) the Shelf Registration Statement or Prospectus covering the Registration Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to Parent by such Stockholder expressly for use in the Shelf Registration Statement or Prospectus covering the Registration Shares.

                    (d) Parent will, prior to filing the Shelf Registration Statement, furnish to counsel selected by the holders of a majority of the Registration Shares a copy of the draft of such document which is proposed to be filed, which document will be subject to the review of such counsel. Parent will promptly notify such counsel of any stop order issued or threatened by the Commission with respect to the Shelf Registration Statement and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered. Parent will notify such counsel and each holder of Registration Shares, during the effectiveness of the Shelf Registration Statement, of the occurrence of an event, if such occurrence would require the preparation of a supplement or amendment to the prospectus contained in the Shelf Registration Statement in order for such prospectus to not (i) contain an untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Parent will provide such counsel with a copy of any such supplement or amendment. Stockholders and Optionholders shall advise Parent of any proposed change in the manner of distribution.

                    (e) Parent hereby indemnifies and holds harmless each Stockholder and Optionholder, each of its officers and directors, partners and each person deemed to be an "underwriter" under the Securities Act, if any, and each person controlling such Stockholder within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities severally, but not jointly, to which the Stockholder or any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained in the Shelf Registration Statement or any Prospectus covering the Registration Shares or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such untrue (or alleged untrue) statement or omission (or alleged omission) shall have been based upon information furnished to Parent by the Stockholder or such other individuals, and Parent will reimburse the Stockholder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability, action or proceedings; provided, however, that none of the foregoing shall affect, in any manner whatsoever, any of the representations, warranties, undertakings, covenants, agreements and obligations of each Stockholder or Optionholder, and the Company under this Agreement.

                    (f) In circumstances in which any indemnity provided by the preceding paragraphs of this Section 6.06 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), then each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect
(i) the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) and (ii) any other relevant equitable considerations. The relevant fault of the parties shall be determined by reference to, among other things, whether the statement or omission or alleged statement or omission relates to information supplied by Parent or by any Stockholder and Optionholder, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                    (g)  Notwithstanding the foregoing provisions of this
Section 6.06, the liability of each Stockholder or Optionholder under this
Section 6.06 shall be limited in an amount equal to the net proceeds of the Registrable Shares sold by such Stockholder or Optionholder.

                    (h) Any Stockholder or Optionholder may transfer Parent Common Stock as a distribution to its equity owners or as a bona fide gift, and such transferee may sell such Parent Common Stock pursuant to the Shelf Registration Statement, provided that such transferee shall agree in writing to be bound by the provisions of this Section 6.06.

                    SECTION 6.07. Delivery of SEC Filings. Parent shall promptly deliver to the Company or to the Company's counsel a copy of all of Parent's filings with the SEC, from the date hereof to the Effective Time, on Forms 8-K, 10-Q or 10-K or any other document which the Parent deems to be appropriate for provision to the holders of stock and options in the Company. Upon delivery of any such document by Parent to the Company, the Company shall promptly deliver to each holder of capital stock of the Company and each holder of Stock Options a copy of such document, including all exhibits thereto, and an officer of the Company shall promptly provide to Parent an affidavit of delivery of such copies.

                    SECTION 6.08. Termination of Stockholders' Agreement. The Stockholders agree to and approve of the termination, effective as of immediately before the Effective Time, of that certain Stockholders Agreement dated as of September 20, 1990, among the Company (formerly known as ADCOR Acquisitions, Inc.) and the stockholders and spouses named therein (as so executed and as adopted by other parties from time to time, the "Stockholders' Agreement"). The Stockholders represent that they are the holders of at least the Required Voting Percentage (as defined in the Stockholders' Agreement).

                    SECTION 6.09. Best Efforts. The parties hereto shall use their best efforts to consummate the Merger and the other transactions contemplated hereby as soon as practicable. The parties agree to execute such amendments to this Agreement and the Escrow Agreement as may be necessary to enable the Merger to qualify for pooling of interests accounting treatment; provided that such amendments do not adversely affect such party.

                   SECTION 6.10.  Indemnification of Directors and Officers.
The Parent agrees that the Surviving Corporation will indemnify Jack S. Blanton, Jr., Lisa M. Judson and James Nicklos in respect of liabilities incurred by them in connection with Texas Workers' Compensation Facility vs. Nicklos Drilling Company et al. (Cause No. 96-09211, Travis County, Texas), or any suit or claim arising out of the same nucleus of facts, if and to the extent that they would be entitled to indemnification pursuant to Article VI of the Bylaws of the Company, as adopted on August 28, 1990.

                    SECTION 6.11. Closing Balance Sheet, Adjustments and Procedures. (a) After sixty (60) calendar days and on or before ninety (90) calendar days following the Effective Time, Parent will prepare and deliver to the Shareholders' Representative, as representative of and on behalf of all of the Stockholders and Optionholders, a balance sheet of the Company on and as of the Effective Time (the "Closing Balance Sheet"). Parent shall make available to the Shareholders' Representative all information which shall be in the possession of Parent or the Surviving Corporation and which may be reasonably required by the Shareholders' Representative for the Shareholders' Representative to verify whether such Closing Balance Sheet is correct. Within thirty (30) calendar days following delivery of the Closing Balance Sheet, the Shareholders' Representative shall notify Parent whether he agrees with the Closing Balance Sheet; provided, however, that, in the event that the Shareholders' Representative shall fail to so notify Parent within such 30-day period, the Shareholders' Representative shall be deemed to have agreed with the Closing Balance Sheet. In the event that the Shareholders' Representative disagrees with the Closing Balance Sheet, the Shareholders' Representative shall provide Parent with a written notice specifying the basis for the Shareholders' Representative's disagreement, and the Shareholders' Representative and Parent shall work in good faith to reach agreement on the composition of the Closing Balance Sheet, but, in the event that they shall not agree within thirty (30) calendar days following the date of such written notice, the matter will be referred to one of the "Big Six" independent public accounting firms, other than Arthur Andersen or Coopers & Lybrand, as the Shareholders' Representative and Parent shall mutually agree. The fees and disbursements of such accounting firm shall be borne equally by Parent and the Stockholders and Optionholders. Such accounting firm shall examine the records of the Company, and, within thirty
(30) calendar days following the date upon which such matter shall be referred to such accounting firm, such accounting firm shall determine the disposition of any dispute with respect to the Closing Balance Sheet (the date on which the determination is made, whether by the accounting firm or by agreement of the parties, is referred to as the "Final Determination Date"). Any such determination shall be final and binding on the parties, and may be enforced by appropriate judicial or other proceedings.

                   (b) In the event that the common stockholders' equity as reflected on the Closing Balance Sheet (the "Net Book Value") is less than $21,244,000, then the amount of such difference shall be divided by $18.75 and the result obtained thereby (rounded to the nearest whole share) shall be the number of shares of Parent Common Stock that within two (2) Business Days of the Final Determination Date shall be returned by the Stockholders and the Optionholders to Parent. Any shares of Parent Common Stock required to be returned to Parent shall be released from the Escrow Account. The number of such shares so returned shall be allocated to the Stockholders and Optionholders, pro rata, based on each Stockholder's or Optionholder's interest in shares of Parent Common Stock to be issued pursuant to the consummation of the Merger. The Stockholders' and Optionholders' obligation to return shares of Parent Common Stock shall be several and not joint. In the event that the Net Book Value is greater than $21,244,000, there shall be no return of shares required under this section.

                    (c) The Closing Balance Sheet shall be prepared in accordance with GAAP applied in a manner consistent with the Company's historical accounting policies and practices except that: (i) the Closing Balance Sheet shall reflect as severance liabilities an amount equal to the Severance Amount (to the extent not previously reflected in the Exchange Ratio pursuant to Section 6.05(d)); (ii) the fixed assets shall be valued at the net book value immediately prior to the Effective Time as carried on the Company's books, without adjustment by Parent or the Company, from and after the Effective Time; and (iii) all insurance claims, accounts receivable or other receivables that are not collected prior to the date of delivery of the Closing Balance Sheet shall be fully reserved for on the Closing Balance Sheet.

                    (d) Notwithstanding subsection (c) hereof, if (1) the items reserved for pursuant to item (iii) of subsection (c) shall exceed the corresponding reservation on the Interim Financial Statements, (2) there shall be a deficiency in Net Book Value pursuant to subsection (b), and (3) any collection of such items subsequent to delivery of the Closing Balance Sheet occurs prior to the return of shares by the Stockholders and Optionholders pursuant to subsection (b), then any deficiency in Net Book Value shall be reduced by the amount of such collection.

                    (e) Upon any return of shares by the Stockholders and Optionholders pursuant to subsection (b) hereof, if the items reserved for pursuant to item (iii) of subsection (c) hereof shall exceed the corresponding reservation on the Interim Financial Statements, then Parent shall assign to the Stockholders and Optionees or their designee the right to collect a quantity of such items which does not exceed the lesser of (1) the amount of the deficiency in Net Book Value or (2) the amount, if any, by which the reservation for such items pursuant to item (iii) of subsection (c) hereof exceeds the corresponding reservation on the Interim Financial Statements.


                                   ARTICLE VII

                               CLOSING CONDITIONS

                    SECTION 7.01. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                    (a) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                    (b) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

                    (c) Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all required Governmental Entities.

                    SECTION 7.02.  Additional Conditions to Obligations of
Parent.   The obligations of Parent to effect the Merger and the other transactions contemplated herein are also subject to the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by Parent:

                    (a) Representations and Warranties. (i) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct when made and on and as of the Effective Time, as if made on and as of such date, except where failure to be so true and correct would not have a Company Material Adverse Effect, individually or in the aggregate, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Company Material Adverse Effect. Parent shall have received a certificate of the President of the Company to such effect; and (ii) each of the representations and warranties of the Stockholders and Optionholders contained in this Agreement shall be true and correct when made and on and as of the Effective Time, as if made on and as of such date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

                    (b)  Agreements and Covenants.   The Company shall have
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the President or Chief Financial Officer of the Company to that effect.

                    (c) Pooling. The Merger shall qualify for pooling of interests accounting treatment.

                    (d) Third Party Consents and Waivers. The Company shall have obtained consents and waivers, in form and substance reasonably satisfactory to Parent, in respect of the contracts or agreements set forth on
Schedule 7.02(d). For purposes of this section, material contracts shall include, but not be limited to, the Partnership Agreements to which the Company or any of its subsidiaries is a party and any documents related thereto.

                    (e) Company Material Adverse Effect. The Company shall not have suffered a Company Material Adverse Effect.

                    (f) Legal Opinion. Parent shall have received the legal opinion of Baker & Botts, L.L.P., covering the matters set forth on Exhibit 7.02(g) hereto.

                    SECTION 7.03. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated in this

Agreement is also subject to the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by the
Company:

                    (a) Representations and Warranties. Each of the representations and warranties of Parent and Parent Sub contained in this Agreement shall be true and correct when made and on and as of the Effective Time as if made on and as of such date, except where the failure to be so true and correct would not have a Parent Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Parent Material Adverse Effect. Solely for purposes of this Section and in determining compliance with the condition(s) set forth herein, any representation and warranty made by the Parent in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Parent Material Adverse Effect were not contained therein. The Company shall have received a certificate of the President of Parent to such effect.

                    (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the President of Parent to that effect.

                    (c) Parent Material Adverse Effect. The Parent shall not have suffered a Parent Material Adverse Effect.

                    (d) Legal Opinion. The Company shall have received the legal opinion of Baker & McKenzie, covering the matters set forth on Exhibit 7.03(d).

                                  ARTICLE VIII

               TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION

                    SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time:

                           (i)    by mutual consent of Parent and the Company;

                           (ii)   by Parent, upon a material breach of any
covenant or agreement on the part of the Company set forth in this Agreement;

                           (iii)  by the Company, upon a material breach of
any covenant or agreement on the part of Parent or Parent Sub set forth in this Agreement;

                           (iv)   by either Parent or Company, if there shall
be any order of a Governmental Entity which is final and nonappealable preventing the consummation of the Merger;

                           (v)  on or before 5:00 p.m., Houston time, on
December 24, 1996, by Parent, in the event, as a result of its due diligence investigation, Parent shall have determined, in its good faith judgment, that
(i) the results of the Company's recent operations are not supportable or (ii) that there exist conditions which are materially adverse to the business or assets of the Company which had not been communicated to Parent as of November 25, 1996; and

                           (vi) by either Parent or the Company, if the Merger
shall not have been consummated before April 30, 1997 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement).

                    SECTION 8.02. Investigation. Notwithstanding any of the foregoing, the right of any party hereto to terminate this Agreement pursuant to
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                    SECTION 8.03. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto (in the case of the Stockholders and the Optionholders, by a number of Stockholders and/or Optionholders who are entitled to receive or have received, in the aggregate, two thirds of the shares of Parent Common Stock to be issued at the Effective Time if prior to the Effective Time, or a majority of the shares of Parent Common Stock issued if subsequent to the Effective Time).

                    SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby (in the case of the Stockholders and the Optionholders, by a number of Stockholders and/or Optionholders who are entitled to receive or have received, in the aggregate, two thirds of the shares of Parent Common Stock to be issued at the Effective Time if prior to the Effective Time, or a majority of the shares of Parent Common Stock issued if subsequent to the Effective Time).

                    SECTION 8.05. Fees, Expenses and Other Payments. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby; provided however that certain severance costs shall be allocated as set forth in Section 6.05.

                    SECTION 8.06   Indemnification, Hold Back and Escrow.

                    (a) Each Stockholder and Optionholder of the Company severally, but not jointly, shall indemnify and defend the Parent and hold it harmless, to the extent provided hereby (but only by means of deduction from the Escrow Account as set forth herein, except as otherwise provided in subsection
(g) of this Section 8.06, if applicable), from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) (collectively, "Loss") resulting from or arising out of any of

(i) the breach of any representation or warranty or agreement of the Company or a Stockholder or Optionholder contained herein; or (ii) Liabilities of the Company, whether or not addressed by a representation or warranty, which were created, incurred or arose from facts, events, conditions or circumstances existing on or before the Effective Time, to the extent that, but only to the extent that, Liabilities were (A) not reflected or reserved against on the face of Interim Balance Sheet as adjusted for Liabilities incurred in the Ordinary Course of Business since September 30, 1996 (provided that the items listed on Schedule 3.08 shall be deemed to be incurred in the Ordinary Course of Business) or, once agreement is reached on a Closing Balance Sheet as provided in Section 6.07, for Liabilities not reflected on the face of the Closing Balance Sheet, or
(B) Liabilities for fees and expenses related to this Agreement (to the extent, but only to the extent, that such fees and expenses were not reflected in adjustments to the Exchange Ratio pursuant to Section 2.01(a)). No claim for indemnification pursuant to this Section 8.06(a) may be made subsequent to the date one (1) year after the Effective Time or in respect of a Loss in respect of accounts receivable or for which the Parent has otherwise been previously reimbursed by the Stockholders and Optionholders.

                    (b) (i) If any third party shall notify Parent with respect to any third party claim (a "Third Party Claim") that may give rise to a Loss, then Parent shall promptly notify the Shareholders' Representative thereof in writing; provided, however, that no delay on the part of Parent in notifying the Shareholders' Representative shall relieve the Stockholders or Optionholders from any obligation hereunder unless (and then solely to the extent) such Stockholders or Optionholders thereby are prejudiced.

                        (ii) The Stockholders and Optionholders will have the right to defend the Parent against the Third Party Claim with counsel of their choice reasonably satisfactory to Parent so long as (A) the Stockholders and Optionholders so notify the Parent in writing within fifteen (15) days, acknowledging that such claim is in respect of a Loss described in Section 8.06(a); (B) the amount of value in the Escrow Account (as defined in the Escrow Agreement) exceeds the sum of the damages asserted in the Third Party Claim and a reasonable estimate of the Stockholder's costs and expenses (including attorneys' fees) of defending the Third Party Claim; (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Parent; and (E) the Stockholders and Optionholders conduct the defense of the Third Party Claim actively and diligently. In the event of any such defense, the Stockholders and Optionholders shall be reimbursed from the Escrow Account promptly and periodically for the costs of such defense (including reasonable attorneys' fees and expenses).

                        (iii)    So long as the Stockholders and
Optionholders are conducting the defense of the Third Party Claim in accordance with Section 8.06(b)(ii), (A) the Parent may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,
(B) the Parent will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Shareholders' Representative (which consent will not be withheld unreasonably); and (C) the Stockholders and Optionholders will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Parent (which consent will not be withheld unreasonably).

                    (iv)     In the event any of the conditions in
Section 8.06(b)(ii) is or becomes unsatisfied, however, (A) the Parent may defend against the Third Party Claim in any manner it reasonably may deem appropriate; provided, however, that the Parent shall not consent to the entry of any judgment or enter into any settlement or agreement to settle a Third Party Claim without the prior written consent of the Shareholders' Representative, which consent shall not be unreasonably withheld; (B) the Parent shall be reimbursed from the Escrow Account promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (C) the Stockholders and Optionholders will remain responsible for any Loss the Parent actually suffers resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.06.

                    (c) (i) Each Stockholder and each Optionholder of the Company hereby agrees that Parent shall hold back and place into escrow pursuant to the Escrow Agreement (the "Escrow Account"), an aggregate of $6,375,000 in deemed value ("Indemnification Amount"), to secure the indemnity obligations provided for herein. Initially, at the Effective Time, the Indemnification Amount shall be represented by ten percent (10%), rounded to the nearest whole share, of the total number of shares of Parent Common Stock to be received by each Stockholder and each Optionholder. Each Stockholder and each Optionholder may, commencing on the later of (i) the date on which the Shelf Registration Statement is declared effective by the SEC and (ii) the Financial Result Date, cause all (but not less than all) of its shares of Parent Common Stock held in the Escrow Account to be sold in accordance with the method of distribution set forth in the Shelf Registration Statement; provided that such Stockholder or Optionholder shall deposit in the Escrow Account no later than the Business Day after the settlement date of such sale an amount of cash equal to the proceeds of such sale, and further provided that such proceeds are greater than $18.75 per share of Parent Common Stock. The Stockholders and Optionholders shall not be required to indemnify Parent unless the aggregate of all amounts for which indemnity would otherwise be due exceeds $100,000 (the "Threshold Amount"), in which case the Stockholders and Optionholders shall be responsible for the full amount of such Liability excluding the Threshold Amount. The Assets in Escrow shall be referred to as the "Escrow Assets."

                    (ii) At any time Parent shall have a claim for indemnification, Parent shall submit such claim to the Shareholders' Representative and within thirty (30) calendar days thereof the Shareholders' Representative shall notify Parent, in writing, whether he agrees with such claim; provided, however, that in the event that the Shareholders' Representative shall fail to so notify Parent, the Shareholders' Representative shall be deemed to have agreed to the release of securities or cash from the Escrow Account. In the event that the Shareholders' Representative notifies Parent that he disagrees with such claim, the Shareholders' Representative shall provide Parent with a written notice specifying the basis for such disagreement and, if the Shareholders' Representative and Parent shall be unable to reach agreement within thirty (30) days, the matter will be submitted to arbitration pursuant to the rules of the American Arbitration Association in Houston, Texas, before a panel of three (3) arbitrators, the cost of which shall be borne equally by the Stockholders and Optionholders, on one hand, and Parent on the other. Any determination by the arbitrators shall be final and binding on the parties.

                           (iii)    For purposes of calculating quantities of
shares to be paid to the Parent pursuant to this Section 8.06, each share of Parent Common Stock shall be valued at $18.75 per share, and payments in cash deposited pursuant to Subsection 8.06(c)(i) shall be made in an amount equal to the product of number of shares due to be paid multiplied by the proceeds received per share. Any and all distributions to and from the Escrow Account shall be allocated among the Stockholders and Optionholders, pro rata, based on each Stockholder's or Optionholder's interest in shares of Parent Common Stock to be issued pursuant to the consummation of the Merger (or cash substituted therefore), as separate subaccounts for each holder. In no event shall the Stockholders and Optionholders be required to indemnify Parent from Assets other than the Escrow Assets in the Escrow Account, including the cash required to be placed in the Escrow Account pursuant to Subsection 8.06(c)(i), if applicable, except as otherwise provided in subsection (g) of this Section 8.06, if applicable. In the event that the Merger is consummated, these indemnification provisions shall be Parent's sole remedy for the matters covered in this Section.

                      (d) For the purposes of this Section 8.06, Stockholders and Optionholders holding a majority of the Parent Common Stock in the Escrow Account may, by written notice signed by them and delivered to Parent, appoint any other individual to act in the place and stead of the Shareholders' Representative. In the event of the death, incapacity or resignation of the Shareholders' Representative, if no such replacement is appointed within thirty
(30) days, Parent may designate an interim replacement to serve until such appointment.

                      (e) The remedy provided for in this Section 8.06 shall be the only remedy available to Parent or Parent Sub following the Effective Time with respect to claims for Losses described in Section 8.06(a).

                      (f) In connection with this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby, respectively, the Company and the Stockholders and Optionholders agree that the Stockholders' Representative shall not be liable for any error of judgment or for any act done or omitted by the Stockholders' Representative in good faith or for any mistake in fact or law, except its own willful misconduct or gross negligence.

                      (g) Notwithstanding anything to the contrary, in the event that (i) shares of Parent Common Stock are released from the Escrow Account as a result of the Net Book Value being less than $21,244,000 as contemplated by Section 6.11 and (ii) the Escrow Assets are reduced to zero as a result of indemnification claims made by Parent, each Stockholder and Optionholder shall be, severally, but not jointly, obligated to return to Parent (i) its pro rata share of the number of such shares of Parent Common Stock that were released from the Escrow Account to Parent in respect of any Net Book Value Adjustment pursuant to Section 6.11, or (ii) an amount of cash equal to the product of (x) the number of shares of Parent Common Stock in
(i) above, and (y) $18.75 per share.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                    SECTION 9.01. Effectiveness of Representations, Warranties and Agreements. (a) Except as set forth in Section 9.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

                    (b) The representations, warranties and agreements in this Agreement shall terminate on the first anniversary of the Effective Time, except that the representations, warranties and agreements set forth in Section 3.03, and Article III A, and Section 6.06, Section 6.07 and Article VIII and Article IX shall not so terminate.

                    SECTION 9.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

(a)      If to Parent or Parent Sub:

                           Nabors Industries, Inc.
                           515 West Greens Road
                           Houston, Texas 77067
                           Attention: Anthony G. Petrello
                           Telecopier No.: (713) 775-8188

                           with a copy to:

                           Baker & McKenzie
                           805 Third Avenue
                           New York, New York 10022
                           Attention: Howard M. Berkower, Esq.
                           Telecopier No.: (212) 759-9133

                    (b)    If to the Company:

                           ADCOR-Nicklos Drilling Company
                           2727 Allen Parkway, Suite 1535
                           Houston, Texas  77019
                           Attention: Jack S. Blanton, Jr.
                           Telecopier No.: (713) 529-3656

                           with a copy to:

                           Baker & Botts, L.L.P.
                           One Shell Plaza
                           910 Louisiana
                           Houston, Texas 77002-4995
                           Attention: J. David Kirkland, Jr., Esq.
                           Telecopier No.: (713) 229-1522

                    SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

                    "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                    "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law;

                    "Agreement" as defined in the Preamble;

                    "AMEX" as defined in Section 6.06(b);

                    "Assets" means any and all properties and assets (real, personal or mixed, tangible or intangible) of any person;

                    "Balance Sheet" as defined in Section 3.07;

                    "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence;

                    "Blue Sky Laws" as defined in Section 3.05(b);

                    "Business Day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed;

                    "Certificate of Merger" as defined in Section 1.02;

                    "Certificates" as defined in Section 2.02(a);

                    "Code" means the Internal Revenue Code of 1986, as amended;

                    "Company" as defined in the Preamble;

                    "Company Common Stock" as defined in Section 2.01(a);

                    "Company Employee Benefit Plan" as defined in Section 3.24;

                    "Company Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be materially adverse to the business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects of the Company and its subsidiaries taken as a whole, at the time of such change or effect. A Company Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds $2,000,000;

                    "Company Permits" as defined in Section 3.06;

                    "Company Stock Options" as defined in Section 2.05;

                    "Competing Transaction" as defined in Section 5.02(g);

                    "Contract" of any Person means any contract, agreement or instrument of any type whatsoever (i) to which such Person is a party and by which such Person either has made a binding undertaking to perform an obligation or is entitled to any property or right, or
(ii) by which any of the assets of such Person is bound;

                    "Control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                    "Delaware Law" as defined in the Preamble;

                    "Dissenting Shares" as defined in Section 2.04;

                    "Effective Period" as defined in Section 6.06(a);

                    "Effective Time" as defined in Section 1.02;

                    "Employee Benefit Plan" means (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, workers' compensation, dependent care, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, life insurance, disability, welfare or other employee benefit or fringe benefit plan, program or arrangement; or (b) any plan, program or arrangement which is an Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Multiemployer Plan;

                    "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2);

                    "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1);

                    "Encumbrances" as defined in Section 3.03(b);

                    "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes;

                    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

                    "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) that together with the Company or any of its subsidiaries (or any person whose liabilities the Company or any of its subsidiaries has assumed or is otherwise subject to) would be considered or has been a single employer under
Section 4001(b) of ERISA or would be considered or has been a member of the same "controlled group", under common control, a member of the same affiliated service group or otherwise a single employer within the meaning of Section 414(b), (c), (m) and (o) of the Code (provided, however, that when the subject of the provision is a Multiemployer Plan only subsections (b) and (c) of Section 414 of the Code shall be taken into account);

                    "Exchange Agent" as defined in Section 2.02(a);

                    "Exchange Ratio" as defined in Section 2.01(a);

                    "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended;

                    "Fair Market Value" of any Asset means the value that would be obtained in an arm's length transaction between an informed and willing buyer and an informed and willing seller;

                    "Fiduciary" has the meaning set forth in ERISA Sec. 3(21);

                    "Financial Result Date" as defined in Section 6.02;

                    "Financial Statements" as defined in Section 3.07;

                    "GAAP" means United States generally accepted accounting principles as in effect from time to time;

                    "Government Entities" as defined in Section 3.05(b);

                    "HSR Act" as defined in Section 3.05(b);

                    "Indemnification Amount" as defined in Section 8.06(c);

                    "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium);

                    "Interim Balance Sheet" as defined in Section 3.07;

                    "Interim Financial Statements" as defined in Section 3.07;

                    "Knowledge" or "Known" shall mean, with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter;

                    "Laws" as defined in Section 3.05(a);

                    "Liabilities" as defined in Section 3.08;

                    "Lien" means any lien, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, financing lease, pledge or security interest of any kind or type and whether arising by Contract or under Law;

                    "Loss" as defined in Section 8.06(a);

                    "Merger" as defined in the Preamble;

                    "Merger Consideration" as defined in Section 2.02(a);

                    "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37);

                    "Optionholders" as defined in the Preamble;

                    "Ordinary Course of Business" with respect to any entity, means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of that entity;

                    "Parent" as defined in the Preamble;

                    "Parent Common Stock" as defined in Section 2.01(a);

                    "Parent Material Adverse Effect" shall mean any change or effect that, individually or when taken together with all such other changes or effects, is or is reasonably likely to be materially adverse to the business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects of Parent and its subsidiaries, taken as a whole at the time of such change or effect. A Parent Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds $60,000,000;

                    "Parent Preferred Stock" as defined in Section 4.03;

                    "Parent SEC Reports" as defined in Section 4.07;

                    "Parent SEC Reports" as defined in Section 4.07;

                    "Parent Sub" as defined in the Preamble;

                    "PBGC" means the Pension Benefit Guaranty Corporation;

                    "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof);

                    "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975;

                    "Prospectus" as defined in Section 6.06(c);

                    "Proxy" as defined in Section 2.02A;

                    "Registration Shares" as defined in Section 6.06(a);

                    "Reportable Event" has the meaning set forth in ERISA Sec. 4043;

                    "Representatives" as defined in Section 5.04;

                    "SEC" as defined in Section 4.07;

                    "Securities Act " means the Securities Act of 1933, as amended;

                    "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended;

                    "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money;

                    "Shelf Registration Form" as defined in Section 6.06(a);

                    "Significant Subsidiary" or "Significant Subsidiaries" means any subsidiary of the Company or Parent, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

                    "Stock Options" as defined in Section 3.03(a);

                    "Stockholder" as defined in the Preamble;

                    "Subsidiary" or "Subsidiaries" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

                    "Surviving Corporation" as defined in Section 1.01;

                    "Tax" or "Taxes" shall mean any and all taxes, charges, fees or levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and capital gains taxes, (ii) custom duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto;

                    "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and

                    "Third Party Claim" as defined in Section 8.06.

                    SECTION 9.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    SECTION 9.05. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                    SECTION 9.06. Entire Agreement. This Agreement (together with the Exhibits) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

                    SECTION 9.07. Assignment. This Agreement shall not be assigned by operation of law or otherwise except Parent Sub may, without the Company's approval, assign its interests to a wholly owned subsidiary of Parent.

                    SECTION 9.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                    SECTION 9.09. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

                    SECTION 9.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

                    SECTION 9.11. JURISDICTION. EXCEPT WITH RESPECT TO MATTERS THAT THE PARTIES HERETO HAVE AGREED TO SUBMIT TO BINDING ARBITRATIONS, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF DELAWARE OR ANY COURT OF THE STATE OF DELAWARE, ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 9.11 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE.

                    SECTION 9.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first written above by their respective officer thereunto duly authorized.

                                       NABORS INDUSTRIES, INC.

                                       By:    /s/  Richard A. Stratton
                                            --------------------------------
                                       Name:       Richard A. Stratton
                                       Title:      Vice Chairman

                                       NABORS ACQUISITION CORP. 96

                                       By:    /s/  Richard A. Stratton
                                            --------------------------------
                                       Name:       Richard A. Stratton
                                       Title:      President

                                       ADCOR-NICKLOS DRILLING COMPANY

                                       By:    /s/  Jack S. Blanton, Jr.
                                            --------------------------------
                                       Name:       Jack S. Blanton, Jr.
                                       Title:      Chairman and C.E.O.

                                       STOCKHOLDERS OF ADCOR-NICKLOS
                                       DRILLING COMPANY


                                       Conseil A/S

                                       By:    /s/  Eivind Astrup
                                            --------------------------------
                                       Name:       Eivind Astrup

                                       By:    /s/  Arve Bakke
                                            --------------------------------
                                       Name:       Arve Bakke

                                       By:    /s/  Ottar Nyborg
                                            --------------------------------
                                       Name:       Ottar Nyborg


                                       Johs Hansen's Rederi A/S
                                       1,200 shares

                                       By:    /s/  Jan Ankarcrona
                                            --------------------------------
                                       Name:       Jan Ankarcrona

                                       Pascara A/S
                                       167 shares

                                       By:    /s/  Jan Ankarcrona
                                            --------------------------------
                                       Name:       Jan Ankarcrona


                                       Bari A/S
                                       167 shares

                                       By:    /s/  Jan Ankarcrona
                                            --------------------------------
                                       Name:       Jan Ankarcrona


                                       Helene Kvammen A/S
                                       166 shares

                                       By:    /s/  Jan Ankarcrona
                                            --------------------------------
                                       Name:       Jan Ankarcrona


                                       Risom Bruk AB, wholly owned subsidiary of Four Seasons Venture Capital AB


                                       By:    /s/  Risom Bruk AB
                                            --------------------------------
                                       Name:       Risom Bruk AB


                                       Four Seasons Venture A/S

                                       By:    /s/  Birger Nergaard
                                            --------------------------------
                                       Name:       Birger Nergaard


                                       Meridian Holdings Inc.
                                       6,000 shares


                                       By:    /s/  Jan Ankarcrona
                                            --------------------------------
                                       Name:       Jan Ankarcrona

                                       ADCOR Partners L.P.
                                       By:   SCF Partners, L.P., General Partner
                                       By:   L.E. Simmons and Associates,
                                             Incorporated, General Partner
                                       6,000 shares


                                       By:     /s/  Andrew Waite
                                            --------------------------------
                                       Name:       Andrew Waite
                                       Title:      Vice President


                                              /s/  Jack S. Blanton, Jr.
                                            ---------------------------------
                                       Name:       Jack S. Blanton, Jr.
                                       1,442 shares


                  I, Leslie, am the spouse of Jack and hereby agree and acknowledge that I will be bound by the terms, provisions, representations and warranties of this Agreement as a Stockholder with respect to any shares of stock of the Company beneficially owned by me.


                                              /s/  Leslie D. Blanton
                                            ---------------------------------
                                       Name:       Leslie D. Blanton


                                       By:    /s/  Jack S. Blanton, Jr.
                                            --------------------------------
                                       Name:       Jack S. Blanton, Jr.,
                                                   As Custodian for
                                                   Elizabeth W. Blanton
                                                   Under the Texas Uniform
                                                   Transfer to Minors Act
                                       27 shares


                                       By:  /s/  Jack S. Blanton, Jr.
                                          --------------------------------
                                       Name:     Jack S. Blanton, Jr., As
                                                 Custodian for Mary Catherine
                                                 Blanton Under the Texas
                                                 Uniform Transfer to Minors Act
                                       27 shares

                                       By:   /s/  Jack S. Blanton, Jr.
                                           --------------------------------
                                       Name:      Jack S. Blanton, Jr., As
                                                  Custodian for Jack S.
                                                  Blanton III under the Texas
                                                  Uniform Transfer to Minors Act
                                       27 shares


                                             /s/  James M. Nicklos
                                           ---------------------------------
                                       Name:      James M. Nicklos
                                       112 shares

                  I, Judith H. Nicklos, am the spouse of James M. Nicklos and hereby agree and acknowledge that I will be bound by the terms, provisions, representations and warranties of this Agreement as a Stockholder with respect to any shares of stock of the Company beneficially owned by me.

                                            /s/  Judith H. Nicklos
                                          ---------------------------------
                                       Name:     Judith H. Nicklos


                                       Genergy, Ltd.
                                       48 shares


                                       By:  /s/  Elizabeth O. Nicklos
                                          --------------------------------
                                       Name:     Elizabeth O. Nicklos


                                       Eddy Refining Company
                                       391 shares


                                       By:  /s/  Walt Adkins
                                          --------------------------------
                                       Name:     Walt Adkins
                                       Title:    Vice President and Sec.
                                                 Treasurer


                                       Swank and Co.
                                       342 shares


                                       By:  /s/  Elizabeth D. Williams
                                          --------------------------------
                                       Name:     Elizabeth D. Williams

                               OPTIONHOLDERS OF ADCOR-NICKLOS
                               DRILLING COMPANY


                                     /s/   Jack S. Blanton, Jr.
                                    ---------------------------------
                               Name:       Jack S. Blanton, Jr.


                                      /s/  James M. Nicklos
                                    ---------------------------------
                              Name:        James M. Nicklos


                                      /s/  Jan Ankarcrona
                                    ---------------------------------
                              Name:        Jan Ankarcrona


                                      /s/  Charles A. Hinton
                                    ---------------------------------
                              Name:        Charles A. Hinton


                                      /s/   C.W. Hinze
                                    ---------------------------------
                              Name:         C.W. Hinze


                                     /s/  Lisa M. Judson
                                    ---------------------------------
                              Name:       Lisa M. Judson


                                     /s/  Sam McCaskill
                                    ---------------------------------
                              Name:       Sam McCaskill